Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Glen F. Post, III, R. Stewart Ewing, Jr. and Stacey W. Goff, or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 (or other appropriate form) for the registration under the Securities Act of 1933, as amended, of the common stock, par value $1.00 per share, of CenturyTel, Inc. in connection with the proposed acquisition of Qwest Communications International Inc. by CenturyTel, Inc. (the “Registration Statement”), and in connection with any and all amendments and supplements (including post-effective amendments) to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements (including post-effective amendments) relating thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned officers and directors of CenturyTel, Inc. in the capacity or capacities noted has hereunto set his or her hand as of the date indicated below.
Dated: May 21, 2010

Signature	Title	Date

/s/ Glen F. Post, III Glen F. Post, III	Chief Executive Officer, President and Director (Principal Executive Officer)	May 21, 2010

/s/ R. Stewart Ewing, Jr. R. Stewart Ewing, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 21, 2010

/s/ Neil A. Sweasy Neil A. Sweasy	Vice President and Controller (Principal Accounting Officer)	May 21, 2010

/s/ William A. Owens	Chairman of the Board of Directors	May 21, 2010

William A. Owens

/s/ Virginia Boulet	Director	May 21, 2010

Virginia Boulet

/s/ Peter C. Brown	Director	May 21, 2010

Peter C. Brown

/s/ Richard A. Gephardt	Director	May 21, 2010

Richard A. Gephardt

Signature	Title	Date

/s/ Thomas A. Gerke	Director	May 21, 2010

Thomas A. Gerke

/s/ W. Bruce Hanks	Director	May 21, 2010

W. Bruce Hanks

/s/ Gregory J. McCray	Director	May 21, 2010

Gregory J. McCray

/s/ C.G. Melville, Jr.	Director	May 21, 2010

C.G. Melville, Jr.

/s/ Fred R. Nichols	Director	May 21, 2010

Fred R. Nichols

/s/ Harvey P. Perry	Director	May 21, 2010

Harvey P. Perry

/s/ Laurie A. Siegel	Director	May 21, 2010

Laurie A. Siegel

/s/ Joseph R. Zimmel	Director	May 21, 2010

Joseph R. Zimmel